Exhibit 5.1

DIANE D. DALMY

ATTORNEY AT LAW

2000 EAST 12TH AVENUE

SUITE 32/10B

DENVER, COLORADO 80207

303.985.9324 (telephone)

303.988.6954 (fax)

December 16, 2013

Players Network

1771 E. Flamingo Road, Suite 201-A

Las Vegas, Nevada 89119

Re:	Players Network Registration Statement on Form S-8

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about December 16, 2013 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to an additional of 20,000,000 shares of common stock, par value $0.001, of Players Network that are to be issued pursuant to the Players Network Amended and Restated 2004 Non-Qualified Stock Option Plan. Such shares of Common Stock are referred to herein as the “Shares,” and such plan is referred to herein as the “Plan.” As your legal counsel, we have examined the proceedings taken and are familiar with the actions proposed to be taken by you in connection with the sale and issuance of the Shares under the Plan and pursuant to the agreements related thereto.

In connection with this opinion, I have examined all documents, records, certificates and matters of law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

Based on such examination, it is my opinion that, when issued and sold in the manner referred to in the Plan and pursuant to the agreements that accompany each grant under the Plan, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of my name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Diane D. Dalmy

Diane D. Dalmy